LAW OFFICES
             GORDON, FEINBLATT, ROTHMAN, HOFFBERGER & HOLLANDER, LLC
                              THE GARRETT BUILDING
                             233 EAST REDWOOD STREET
                         BALTIMORE, MARYLAND 21202-3332

                                  410-576-4000
                                  ------------

                                Telex 908041 BAL
                                Fax 410-576-4246


                                 March 26, 2001


View Systems, Inc.
925 West Kenyon Avenue, Suite 15
Englewood, Colorado 80110

         Re: View Systems, Inc. Registration Statement on Form S-8 for the Employment Agreement of View Systems, Inc.

Ladies and Gentlemen:

         We have acted as counsel to View Systems, Inc. (the "Company"), in connection with the issuance by the Company of 100,000 shares of common stock, par value $.001 per share (the "Shares"), under the Company's Employment Agreement with Gunther Than (the "Agreement"), pursuant to the above-referenced Registration Statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), filed on this date by the Company with the Securities and Exchange Commission (the "Commission").

         We have examined copies of (i) the Certificate of Incorporation of the Company, as amended (the "Charter"), (ii) the Bylaws of the Company, (iii) the Agreement, and (iv) resolutions adopted by the Board of Directors of the Company relating to the matters referred to herein. We have also examined the Registration Statement and Exhibits thereto (collectively, with the documents described in the preceding sentence, referred to as the "Documents").

         In expressing the opinions set forth below, we have assumed, and so far as is known to us there are no facts inconsistent therewith, that all Documents submitted to us as originals are authentic, all documents submitted to us as certified or photostatic copies conform to the original documents, all signatures on all such Documents are genuine, all public records reviewed or relied upon by us or on our behalf are true and complete, and all statements and information contained in the Documents are true and complete.

         Based on the foregoing, it is our opinion that the Shares will be duly and validly issued, fully paid and nonassessable.

         This opinion is being furnished to you for your benefit, and may not be relied upon by any other person without our prior written consent.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this opinion, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.


                                             Very truly yours,


                                             /s/Gordon, Feinblatt, Rothman,
                                                Hoffberger & Hollander, LLC
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                                             GORDON, FEINBLATT, ROTHMAN,
                                             HOFFBERGER & HOLLANDER, LLC